UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 11, 2014

Date of report (date of earliest event reported)

STEINER LEISURE LIMITED
(Exact name of registrant as specified in its charter)

Commonwealth of The Bahamas
(State or other jurisdiction of incorporation)

0-28972	98-0164731
(Commission File Number)	(IRS Employer Identification No.)

Suite 104A, Saffrey Square
P.O. Box N-9306
Nassau, The Bahamas	Not Applicable
(Address of principal executive offices)	(Zip Code)

(242) 356-0006
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On June 11, 2014, Steiner Leisure Limited (the "Company") held its 2014 annual meeting of shareholders (the "2014 Annual Meeting").  Below is a summary of the proposals and corresponding votes.

The first proposal was the election of three Class III directors to serve for terms of three years, until the Company's 2017 annual meeting of shareholders or until their successors are duly elected and take office, unless, prior to that date, they have resigned or otherwise left office.  All Class III directors were elected by the Company's shareholders, with each director receiving votes as follows:

Nominee	For	Withheld
Leonard I. Fluxman	12,983,053	209,867
Michèle Steiner Warshaw	12,754,540	438,380
Steven J. Preston	12,754,174	438,746

There were 649,512 broker non-votes with respect to this proposal.

The second proposal was the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014.  The appointment was ratified by the Company's shareholders pursuant to the following vote:

For	Against	Abstain
13,770,029	69,379	3,024

There were no broker non-votes with respect to this proposal.

The third proposal was a vote on the advisory approval of the Company’s executive compensation described in the compensation tables in the Company's proxy statement for the 2014 Annual Meeting ("Say on Pay").  The Say on Pay proposal was approved by the Company's shareholders pursuant to the following vote:

For	Against	Abstain
13,095,671	93,652	3,597

There were 649,512 broker non-votes with respect to this proposal.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEINER LEISURE LIMITED

Date: June 13, 2014	/s/ Leonard I. Fluxman
Leonard I. Fluxman
President and Chief Executive Officer